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                                                                     EXHIBIT 3.2

                                    * * * * *

                                 RESTATED BYLAWS

                                       OF

                             U.S. TECHNOLOGIES, INC.
                            (A DELAWARE CORPORATION)

                                    * * * * *


                                    ARTICLE I
                                     OFFICES

       Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

       Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

       Section 1. MEETINGS GENERALLY. All meetings of the stockholders for the election of directors shall be held in the City of Atlanta, State of Georgia, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       Section 2. ANNUAL MEETINGS. Annual meetings of stockholders commencing in 1998 and each year thereafter, shall be held on the third Friday of April, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a. m., or at such other date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

       Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less ten (10) nor more than sixty (60) days before the date of the meeting.

       Section 4. SHAREHOLDERS ENTITLED TO VOTE AND SHAREHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged



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in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present and entitled to vote at the meeting.

       Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board, President or Secretary at the request in writing of a majority of the whole Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

       Section 6. NOTICE OF SPECIAL MEETING. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more sixty (60) than days before the date of the meeting, to each stockholder entitled to vote at such meeting.

       Section 7. BUSINESS AT SPECIAL MEETING. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

       Section 8. QUORUM AND ADJOURNMENT. The holders of one-third of the stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business unless a greater number is required by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 9. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a greater number is required in which case such express provision shall govern and control the decision of such question.

       Section 10. ONE VOTE PER SHARE; PROXIES. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder,



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but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

       Section 11. SHAREHOLDER ACTION BY CONSENT IN LIEU OF MEETING. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

       Section 12. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       Section 13. RIGHTS OF REGISTERED STOCKHOLDER. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE III
                               BOARD OF DIRECTORS

       Section 1. NUMBER. The number of directors which shall constitute the whole board shall be not less than one nor more than fifteen. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

       Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any



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newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

       Section 3. POWERS. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

       Section 4. MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

       Section 5. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held promptly at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or the place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

       Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

       Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board on three (3) days' notice to each director, either personally or by mail or by facsimile communication; special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two directors.

       Section 8. QUORUM. At all meetings of the Board, a majority of the whole Board shall constitute a quorum for the transaction of business and the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless a greater number is otherwise specifically required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. As used in these bylaws, "whole board" means the total number of directors which this Corporation would have if there were no vacancies.

       Section 9. ACTION WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.



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       Section 10. MEETINGS BY TELEPHONIC COMMUNICATION. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

       Section 11. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending the bylaws of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

       Section 12. MINUTES OF MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

       Section 13. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

       Section 14. REMOVAL OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.


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                                   ARTICLE IV
                                 INDEMNIFICATION

       The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

                                    ARTICLE V
                                     NOTICES

       Section 1. MANNER OF NOTICE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with proper postage prepaid thereon. Notice to directors may also be given by facsimile telecommunication.

       Section 2. WAIVERS OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                                    OFFICERS

       Section 1. APPOINTMENT AND SALARIES. The officers of the Corporation shall from time to time be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of officers may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. However, no person shall hold the office of Secretary while also holding the office of President.

       Section 2. FIRST MEETING. The Board of Directors at its first meeting, after each annual meeting of stockholders shall choose a Chairman of the Board, President, a Secretary and a Treasurer.

       Section 3. OTHER APPOINTMENTS. The Board of Directors may appoint such other officers, agents and employees as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

       Section 4. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

       Section 5. REMOVAL. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and may be removed at any time by the affirmative vote of a majority of the whole board. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.


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       Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors
shall, when present, preside at all meeting of the stockholders and Board of Directors, either annual or special. The Chairman of the Board of Directors, or such member of the Board of Directors as may be so designated by the Board of Directors, shall be the Chief Executive Officer of the Corporation. The Chairman shall assist the Board of Directors in the formulation of policies to be pursued by the executive management of the Corporation, and he shall study and make reports and recommendations with respect to major problems, policies, and activities of the Corporation, and it shall be his responsibility to see that the policy established be the Board of Directors is carried into effect by the executive officers. The Chairman may sign and deliver on behalf of the Corporation any deed, mortgages, bonds, contracts, powers of attorney, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and he shall perform such other duties as may be prescribed by the Board of Directors from time to time.

       Section 7. PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and, in the absence of the Chairman of the Board of Directors or with the consent of the Chairman of the Board of Directors, shall have general charge of the business of the Corporation. He shall from time to time obtain information concerning the affairs and business of the Corporation and shall promptly lay such information before the Chairman of the Board of Directors or, in the absence of the Chairman or with the consent, before the Board of Directors, or the President shall communicate to the Chairman of the Board of Directors or, in the absence of the Chairman or with the consent of the Chairman, to the Board of Directors, all matters presented by any officer of the Corporation for its consideration and shall from time to time communicate to the officers such action of the Board of Directors as may in the President's judgment affect the performance of their official duties.

       Section 8. OTHER PRESIDENTIAL POWERS. The President may execute and deliver on behalf of the Corporation any deeds, bonds, mortgages, contracts, powers of attorney or any other instruments which the Board of Directors have authority to be executed, except in cases where the signing and execution shall be expressly delegated by the Board of Directors or these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President may employ all agents and employees of the Corporation and may discharge any such agent or employee and shall perform all other duties as may from time to time be delegated to him by the Chairman of the Board of Directors.

       Section 9. VICE PRESIDENTS. In the absence of the president or in the event of the inability or refusal to act of the President, the Vice-President (or in the event there be more than one Vice- President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       Section 10. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other



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duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

       Section 11. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       Section 12. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

       Section 13. DISBURSEMENTS. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

       Section 14. SURETY BOND. If required by the Board of Directors, the Treasurer shall give the Corporation bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of the Treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

       Section 15. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VII
                             CERTIFICATES FOR SHARES

       Section 1. FORM OF CERTIFICATES. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President,


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and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant
Secretary of the Corporation.

                  Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the total amount paid thereon shall be stated.

                  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

       Section 2. FACSIMILE CERTIFICATES. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

       Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

       Section 4. TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.


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                                  ARTICLE VIII
                               GENERAL PROVISIONS

       Section 1. DECLARATION. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

       Section 2. SET ASIDE FUNDS. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

       Section 3. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders a full and clear statement of the business and condition of the Corporation.

       Section 4. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

       Section 5. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year or as fixed by resolution of the Board of Directors.

       Section 6. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX
                                   AMENDMENTS

       Section 1. AMENDMENTS. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.